                                                                    EXHIBIT 8(k)


                               AMENDED SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

Fund                                                  Effective Date

Schwab International Index Fund                       July 21, 1993

Schwab Small-Cap Index Fund                           October 14, 1993

Schwab Asset Director-High Growth Fund                September 25, 1995

Schwab Asset Director-Balanced Growth Fund            September 25, 1995

Schwab Asset Director-Conservative                    September 25, 1995
Growth Fund

Schwab S&P 500 Fund-Investor Shares                   February 28, 1996

Schwab S&P 500 Fund-e.Shares                          February 28, 1996

Schwab Analytics Fund                                 May 21, 1996

Schwab OneSource Portfolios-                          September 2, 1996
International

Schwab OneSource Portfolios-Growth                    October 13, 1996
Allocation

Schwab OneSource Portfolios-Balanced                  October 13, 1996
Allocation

Schwab OneSource Portfolios-Small                     August 3, 1997
Company


                                       SCHWAB CAPITAL TRUST


                                       By:    /s/ William J. Klipp
                                              ----------------------------------
                                       Name:  William J. Klipp
                                       Title: Executive Vice President
                                              and Chief Operating Officer


                                       CHARLES SCHWAB & CO., INC.


                                       By:    /s/ Colleen M. Hummer
                                              ----------------------------------
                                       Name:  Colleen M. Hummer
                                       Title: Senior Vice President


                                      A-1